                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            PICK COMMUNICATIONS CORP.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                            PICK COMMUNICATIONS CORP.
-----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            PICK Communications Corp.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on November 4, 1998
                              --------------------

To The Stockholders of PICK Communications Corp.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of PICK Communications Corp., a Nevada Company (the "Company"), will be held at the Company's principal executive offices located at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470, at 11:00 a.m., Eastern Standard Time, on November 4, 1998, for the following purposes:

         1. To elect six Directors of the Company to serve for the ensuing year and until their successors are elected and qualify - Proposal 1.

         2. To ratify the appointment of Goldstein Golub Kessler LLP as the Company's auditors - Proposal 2.

         3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on September 18, 1998 as the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors


                                             Raymond M. Brennan,
                                             Secretary
Wayne, New Jersey
September 29, 1998
                                    IMPORTANT
                                    ---------

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE ANNUAL MEETING AND VOTE THERE IN PERSON SHOULD THEY SO DESIRE.

                            PICK Communications Corp.
                           Wayne Interchange Plaza II
                                155 Route 46 West
                             Wayne, New Jersey 07470
                                 (973) 812-7425

                                ----------------
                                 Proxy Statement
                                ----------------

         The Board of Directors of PICK Communications Corp., a Nevada corporation (the "Company") presents this Proxy Statement to all Stockholders and solicits their proxies for the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's principal executive offices located at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470, at 11:00 a.m., Eastern Standard Time, on November 4, 1998. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors and FOR the ratification of Goldstein Golub Kessler LLP as the Company's independent public accountants. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matter that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. This Proxy Statement is being mailed on or about September 29, 1998.

         A total of 37,909,202 shares of Common Stock of the Company were outstanding as of September 18, 1998. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only Stockholders of record as of the close of business on September 18, 1998 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

         The affirmative vote of a majority of the votes cast by holders of Common Stock on the Record Date present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt each matter considered at the Meeting. Shares represented by proxies that are marked "abstain" with respect to all matters other than the election of Directors and proxies that are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of Stockholders entitled to vote at the Annual Meeting will be open to examination by any Stockholders, for any purpose germane to the Annual Meeting, at the Company's executive offices, at the address indicated on the Notice of Annual Meeting, during ordinary business hours for ten (10) days prior to the Annual Meeting. This list will also be available for review at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1 - Election of Directors

         The Board of Directors consists of six incumbent Directors standing for re-election including Hans d'Orville who was appointed by the Board in April 1998. Proxies not marked to the contrary will be voted "FOR" the election of the persons listed below:

                                                     Positions with                                Year First
Name                              Age                 the Company                                Became Director
----                              ---                 -----------                                ---------------
Diego Leiva                       48          Chairman, Chief Executive                                1995
                                              Officer, President, Director

Raymond M. Brennan                61          Vice President, Secretary, Director                      1995

Robert R. Sams                    60          Director                                                 1995

Ricardo Maranon                   54          Director                                                 1995

Marilou C. Halvorsen              33          Director                                                 1997

Hans d'Orville                    49          Director                                                 1998

Biographical Information about Nominees

         Diego Leiva founded Public Info/Comm Kiosk, Inc., a New Jersey corporation ("PICK"), which is currently a wholly-owned subsidiary of the Company, in August 1992, and has served as PICK's Chairman of the Board, Chief Executive Officer and President since that time. He has held the same positions with the Company since its reorganization pursuant to the Reorganization Plan (as defined below) in September 1995. From 1989 through July 1992, Mr. Leiva served as Director of Sales for Apertus Technologies, Inc., a computer telecommunications sales firm.

         Raymond M. Brennan has served as Vice President and Secretary of PICK since May 1994 and Director since June 1994. He has held the same positions with the Company since September 1995. From April 1990 to April 1994, Mr. Brennan served as Executive Vice President and General Counsel of EOL, Inc., a full service event production and marketing company.

         Robert R. Sams has served as director of the Company since September 1995 and of PICK since November 1994. He has been engaged in merchant banking, corporate finance, acquisitions and financial advisory services since founding Saicol Limited in 1983.

         Ricardo Maranon has served as director of the Company since September 1995 and of PICK since December 1994. He has served as President of the Florida-based advertising agency Maranon & Associates Advertising since founding that company in 1985.

         Marilou C. Halvorsen, has served as director of the Company since June 1997. She has been Executive Director of the New Jersey Amusement Association since 1995 and is a member of the Board of Directors of the New Jersey Travel Industry Association. Ms. Halvorsen was a producer for Entertainment on Location from February 1990 to February 1995.

         Hans d'Orville, has served as a director of the Company since April 1998. He holds both a Masters and a Doctorate in Economics from the University of Konstanz in Germany. Since 1975, he has served in various capacities in international organizations and diplomacy. His most recent positions include Executive Coordinator of the InterAction Council and Director of Information Technologies for Development Programme at the United Nations Development Programme. He is a member of several international committees and boards.

         Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any nominee should become unable or unwilling to serve as a Director, however, Proxies will be voted for the election of any person substituted for such nominee designated by the incumbent Directors. All Directors of the Company hold office until the next annual meeting of Stockholders and until their successors are elected and qualify.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

Meetings of The Board of Directors And Information Regarding Committees

         Since January 1996, the Company has had two standing committees of the Board of Directors, the Compensation Committee and the Audit Committee. Mr. Maranon and Ms. Halvorsen currently comprise the Compensation Committee. Among the duties of this Committee are the making of recommendations to the Board of remuneration for officers and key sales persons of the Company, the determination of the number and issuance of stock options and the review of any compensation and incentive programs for executive officers, consultants and others.

         The members of the Audit Committee are Messrs. Leiva and Maranon and Ms. Halvorsen. The duties of the Audit Committee include recommending the independent public accountants to serve as the Company's auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations.

         The Board of Directors held six meetings in 1997. All Directors attended each meeting.

         The Compensation Committee held two meetings in 1997. Both members of the Compensation Committee attended both meetings. The Audit Committee held one meeting in 1997. Each member of the Audit Committee attended this meeting.

Executive Officers

         Officers of the Company are elected annually by, and serve at the discretion of the Board of Directors. The names and business backgrounds of Executive Officers of the Company and of PICK who are not Directors of the Company are:

                                                        Positions with                      Year First
Name                         Age                      the Company & PICK                  Became Officer
----                         ---                      ------------------                  --------------
Robert Bingham               50                  Vice President and Chief                       1997
                                                 Financial Officer

Karen M. Quinn               50                  Vice President of Operations and               1995
                                                 Corporate Communications

Niles D. Ring                64                  Vice President of Human Resources              1998

         Robert Bingham has been Vice President and Chief Financial Officer of the Company since September 17, 1997. He previously served as a director of Frankel & Topche P.C., CPAs from February, 1995 through September, 1997; Vice President and Chief Financial Officer of Smith Management Company (a privately-held investment management company) from April, 1993 through April, 1994; and as Vice President Finance of Prime Hospitality Corp. (a NYSE-listed hotel investment and management company) from November 1985 through April 1993.

         Karen M. Quinn has been Vice President of Operations and Corporate Communications of the Company since September 1995. Ms. Quinn has also worked for PICK since December 1992, having become its Vice President of Operations in May 1994. Previously, Ms. Quinn was a Business Manager in the health care industry for 22 years.

         Niles D. Ring, Vice President/Human Resources, joined the Company in September 1998, having been Human Resources specialist with Bristol-Myers Squibb, and founding Director of Bristol-Myers Career Center, Evansville, Indiana since 1992.

Compliance with Section 16(a) of the Exchange Act

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1997.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid to the Executive Officer named therein for all services rendered to the Company during the three fiscal years ending December 31, 1997. No other Executive Officer of the Company received total compensation in excess of $100,000 during any of the last three years:

                                            SUMMARY COMPENSATION TABLE

                                    Annual Compensation                           Long Term Compensation
                                    -------------------                           ----------------------
                                                                                   Awards        Payouts
                                                                                  ---------      ----------
                                                                   Other          Restrict-      Securities
                                                                   Annual         ed             Underlying
Name and                                                           Compen-        Stock          Options/
Principal                                                          sation         Award(s)       SARs
Positions             Year           Salary ($)    Bonus ($)       ($)            ($)            (#)
---------             ----           ----------    ---------       -------        ---------      ---
Diego Leiva           1997           $150,000      $   0             0              0            750,000 (2)
Chief Executive       1996           $150,000      $   0             0              0            500,000 (2)
Officer and           1995           $ 93,750(1)   $   0             0              0                  0
Chairman of the       1994           $ 76,523(1)   $   0             0              0                  0
Board of Directors


(1) Mr. Leiva was entitled to compensation of $150,000 in both 1995 and 1994. The amounts not paid to Mr. Leiva, $56,250 for 1995 and $73,477 for 1994, or an aggregate of $129,727 were paid in 1996 as follows: (i) on December 3, 1996, the Company and Mr. Leiva agreed to an exchange of $100,000 of such accrued salary for 400,000 shares of Common Stock of the Company at a purchase price per share of $.25, the closing asked price per share of such stock on that date; (ii) the remaining balance of $29,727 in unpaid salary accrued to Mr. Leiva was paid in cash to Mr. Leiva in 1996.

(2) Options to purchase 500,000 shares granted in 1996, at prices varying from $0.875 to $0.9625 per share were canceled and re-issued in 1997 at $0.19 per share.

The Company maintains a $250,000 term life insurance policy for Diego Leiva, for which the Company paid $1,257 and $1,186 in 1997 and 1996, respectively.

Option Grants in Last Fiscal Year

The table below contains certain information concerning stock options granted to the Named Executive Officer, named in the Summary Compensation Table, during the year ended December 31, 1997:

                                                                                 Potential Realizable Value at
                  Number of    Percent of Total                               Assumed Annual Rates of Stock Price
                 Securities        Options                                       Appreciation for Option Term
                 Underlying       Granted to     Exercise                     -----------------------------------
                   Options       Employees in      Price      Expiration              5%               10%
                   Granted        Fiscal year    ($/Share)       Date                 ($)              ($)
                   -------        -----------    ---------       ----                 ---              ---
Diego Leiva         250,000          9.1%         $0.30      June 2, 2000          $11,822           $24,825
                    131,578          4.8%          0.19      July 9, 2000            3,941             8,275
                    368,422         13.4%          0.19      July 9, 2000           11,034            23,170

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officer named in the Summary Compensation Table during the year ended December 31, 1997:

                                                                                                 Value of
                                                                            Number of           Unexercised
                                                                           Unexercised         In-the-Money
                                   Shares                                    Options              Options
                                  Acquired                                at FY-End(#)         at FY-End (S)
                                  on Exer-              Value             Exercisable/         Exercisable/
       Name                       cise (#)           Realized($)          Unexercisable        Unexercisable
       ----                       --------           -----------          -------------        -------------
    Diego Leiva                       0                   0                 750,000/0           45,000/0 (1)

(1) As of December 31, 1997, the market value of the shares was $0.28 cents, compared to the option exercise prices of $0.19 and $0.30.

Employee Benefits Plans

         1996 Stock Option Plan

         In January 1996, the Board of Directors adopted the Pick Communications Corp. 1996 Stock Option Plan (the "1996 Plan"), which was approved by the Company's stockholders in January 1997. The 1996 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 7,500,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1996 Plan. The 1996 Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Committee"). The Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1996 Plan. Options granted under the 1996 Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code ("Incentive Options") depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option granted to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the 1996 Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Plan, shares that are the subject of canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 18, 1998, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) each Director and nominee for Director of the Company, (ii) each Executive Officer named under the heading "EXECUTIVE OFFICERS" above, (iii) each beneficial owner of more than 5% of the Company's Common Stock and (iv) all of the Company's Executive Officers and Directors as a group:

Name and Address                Amount and Nature of
of Beneficial Owner           Beneficial Ownership (1)        Percentage (2)
-------------------           ------------------------        --------------

Diego Leiva (11)                13,288,609    (3)(4)              34.2%

Robert R. Sams                   1,115,000       (5)               2.9%

Ricardo Maranon                  1,276,000    (5)(6)               3.3%

Raymond M. Brennan (11)                   1,411,500    (7)(8)         3.6%

Karen M. Quinn (11)                       1,291,250       (8)         3.3%

Robert S. Bingham (11)                      575,000       (9)         1.5%

Marilou C. Halvorsen                        590,000      (10)         1.5%

Hans d' Orville                             109,000      (12)         0.3%

All executive officers and directors
as a group (8 persons)                   19,656,359      (13)        45.1%

(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Based on 37,902,202 shares outstanding as of September 18, 1998. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of such date pursuant to Rule l3d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") have been converted or exercised.

(3)      Includes 4,290,000 shares beneficially owned by Mr. Leiva's wife.

(4) Includes incentive stock options to purchase up to l31,578 shares of the Company's Common Stock at $0.19 per share, 250,000 shares at $0.30 per share and 150,000 shares at $0.41 per share and non-qualified stock options to purchase up to 368,422 shares of the Company's Common Stock at $0.19 per share pursuant to options under the Plan.

(5) Includes non-qualified stock options to purchase up to 900,000 shares of the Company's Common Stock, including 500,000 shares at $0.17 per share, 250,000 shares at $0.27 per share and 150,000 shares at $0.37 per share pursuant to the Plan.

(6) Includes 37,250 shares of the Company's Common Stock beneficially owned by Mr. Maranon's daughter.

(7)      Includes 250,000 shares beneficially owned by Mr. Brennan's wife.

(8) Includes incentive stock options to purchase up to 191,176 shares at $0.17 per share, 250,000 shares at $.27 per share and 150,000 shares at $0.37 per share and non-qualified stock options to purchase up to 308,824 shares at $0.17 per share pursuant to the Plan.

(9) Includes non-qualified stock options to purchase up to 50,000 shares at $0.37 per share and incentive stock options to purchase up to 250,000 shares at $0.25 per share. Excludes incentive stock options to purchase up to 200,000 shares and nonqualified stock options to purchase up to 50,000 shares, all at $0.50 per share, vesting in September, 1999.

(10) Includes non-qualified stock options to purchase up to 250,000 shares at $0.27 per share and 300,000 shares at $0.37 per share pursuant to the Plan.

(11) The address of this person is c/o the Company, 155 Route 46 West, 3rd Floor, Wayne, New Jersey 07470.

(12) Includes non-qualified stock options to purchase up to 100,000 shares at $0.99 per share.

(13) Includes non-qualified stock options and incentive stock options to purchase up to 3,650,000 shares by the parties named above and at the prices per share stated in footnotes (4), (5), (8), (9), (10) and (12).

Certain Relationships and Related Transactions

         On June 2, 1997, the Company granted 250,000 options to purchase shares of Common Stock of the Company each to Diego Leiva, Raymond Brennan, Karen Quinn, Robert Sams, Ricardo Maranon and Marilou Halvorsen, all exercisable at $0.27 per share, except that Mr. Leiva's exercise price is $0.30 (10% over the market value on June 2, 1997).

         On July 9, 1997, the Company granted 500,000 options to purchase shares of Common Stock of the Company each to Diego Leiva, Raymond Brennan, Karen Quinn, Robert Sams and Ricardo Maranon, 411 exercisable at $0.17 per share, except that Mr. Leiva's exercise price is $0.19 per share (10% over the market value on July 9, 1997).

         On September 16, 1997, the Company granted Robert Bingham 250,000 options to purchase shares of Common Stock of the Company exercisable at $0.25 per share and 250,000 options exercisable at $0.50 per share.

         On February 20, 1998, the Company granted 150,000 options each to Diego Leiva, Raymond Brennan, Karen Quinn, Robert Sams and Ricardo Maranon, all exercisable at $0.37 per share, except that Mr. Leiva's exercise price is $0.41 per share (10% over the market value on February 20, 1998).

         On February 20, 1998, the Company granted 300,000 options to Marilou Halvorsen exercisable at $0.37 per share and 50,000 options to Robert Bingham exercisable at $0.37 per share.

         On April 23, 1998, the Company granted 100,000 options to Hans d'Orville exercisable at $0.99 per share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors of the Company was established in January 1996. No member of the Compensation Committee was an officer or employee of the Company during the prior year or was formerly an officer of the Company. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation.

Executive Compensation Policy

         It was the responsibility of the Compensation Committee of the Board of Directors to review the compensation levels and performance of management and to recommend compensation changes during 1997. The Report of the Compensation Committee of the Board of Directors concerning executive compensation appears below:

         Philosophy. The Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals and to attract, retain and reward employees who will contribute to the long-term success of the Company.

         The total direct compensation package for the Company's executives, including the Chief Executive Officer, is intended to be made up of three elements: (i) a competitive base salary; (ii) attractive short-term incentives to executives to earn additional bonus income based on operating results; and
(iii) the grant of stock options, from time to time, to executives in an effort to provide a closer identification of the executives' interests with those of the Company and its shareholders by giving the executives an opportunity to acquire a proprietary interest in the Company by acquiring Common Stock.

         Salaries; Chief Executive Officer. The salaries of the Company's executive officers for 1997 were fixed by the Committee. The Board believes, however, that the basic philosophy to be followed regarding salaries is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Board has also considered demonstrated loyalty and commitment to the Company and the competitive salaries offered by similar companies to attract executives, including executives of huge technology companies and those in the telecommunications industry. Merit increases for executives are to be subject to the same budgetary guidelines as apply to all other employees of the Company. In addition, the Board has made grants of restricted shares of Common Stock to its Chief Executive Officer, Mr. Leiva, partly as a means of rewarding him for agreeing to the accrual of a portion of his salary for 1995 and partly as a short term means of compensating Mr. Leiva for his services in a manner designed to maximize available cash flow of the Company.

         Bonuses. The Board believes that grants of cash bonus incentives should be made as a significant percentage of each executive's base salary when the Company achieves its target goals and when cash flow of the Company is sufficient to support such grants. This policy is also designed to motivate individuals to improve performance. No cash bonuses have been awarded to any executives since January 1, 1995. The Board has authorized, however, grants of restricted Common Stock and stock options. See "Stock Options" below.

         Stock Options. Executives and other employees are eligible for annual stock option grants under the 1996 Stock Option Plan of the Company. The number of options granted to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Board considers the unvested options of each executive to determine the future benefits potentially available to the executive, each executive's salary in relation to salaries paid in the industry to persons in positions of equal responsibility, and the extent to which any executive has waived all or portions of his salary altogether or waived timely payment, as in the case of Mr. Leiva, the Company's Chief Executive Officer. The number of options granted to any executive will depend in part on the total number of unvested options deemed necessary to provide an incentive to that executive to make a long term commitment to remain with the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

Respectfully submitted,

The Members of the Compensation Committee:
Marilou C. Halvorsen
Ricardo Maranon

Stock Performance Graph

         The following graph compares on a cumulative basis the yearly percentage change, since the Company's Common Stock commenced public trading on March 19, 1996 in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index ("S&P 500") and (c) the total return on a selected peer group index (the "Peer Group"). The S&P 500 has been selected as the required broad entity market index. The Peer Group is an index weighted by the relative market capitalization of the following five companies which were selected for being in related industries to the Company's

(telecommunications), for having revenues between $12,121,000 and $139,621,000 in their most recently reported fiscal years and for having 5 year compound annual revenue growth of at least 10%. The five are: Global Telecomm Solutions, GST Telecomm Inc., IDT Corp., Trescom International Inc. and Viatel Inc.

         The following graph assumes that $100 has been invested in each of PICK Communications Corp., the S&P 500, and the 5-member Peer Group on March 19, 1996.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG PICK COMMUNICATIONS CORP.,
                          S&P 500 INDEX AND PEER GROUP


                          Total Return To Shareholders
                         (Dividends reinvested monthly)

                            ANNUAL RETURN PERCENTAGE

Company / Index                   Jun96Sep96         Dec96        Mar97       Jun97        Sep97        Dec97
====================================================================================================================
PICK                             -12.50       -74.29      -76.67        52.38       -43.75        50.00        14.81
COMMUNICATIONS
S&P 500 INDEX                      3.50         3.09        8.34         2.68        17.46         7.49         2.87
PEER GROUP                        13.18        23.01      -30.10       -29.85        24.14        41.21        -2.15

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF ITS
               NOMINEES AS DIRECTORS OF THE COMPANY - PROPOSAL 1.

Proposal 2 - Ratification of Appointment of Auditors.

         On September 17, 1998, the Company terminated the services of Durland & Company, CPAs, P.A. (the "Former Accountants") as its principal accountants and engaged Goldstein Golub Kessler LLP, independent public accountants, as its principal accountants to audit the Company's financial statements for fiscal 1998. The Former Accountants had audited the Company's financial statements since 1996. The decision to change accountants was approved by the Company's Board of Directors.

         In connection with the audits of the two fiscal years ended December 31, 1996 and December 31, 1997 ("Fiscal 1996 and Fiscal 1997") and during the subsequent interim period through September 17, 1998, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure if not satisfactorily resolved would have caused the Former Accountants to make reference to such matter in its report.

         The Former Accountants' report on the financial statements for Fiscal 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles. The Former Accountants' Report for Fiscal 1997 (but not for Fiscal 1996) contained a modified opinion with an explanatory paragraph stating that the financial statements have been prepared on a going concern basis. As discussed in Note l4 to the consolidated financial statements, the Company has experienced significant losses, resulting in a deficit equity position. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note l4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Goldstein Golub Kessler LLP has been appointed by the Board of Directors as the Company's auditors for the current year. Although stockholder approval is not required, it is the policy of the board of directors to request stockholder ratification of the appointment or reappointment of auditors.

         A representative of Goldstein Golub Kessler LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
                       GOLDSTEIN GOLUB KESSLER LLP AS THE
                        COMPANY'S AUDITORS - PROPOSAL 2.



                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented at the 1997 Meeting except those matters described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of Proposals 1 and 2 described in this Proxy Statement and the Notice. If any other matters come before the 1997 Meeting, the persons named in the accompanying Proxies will vote on those matters according to their best judgment.

                                    EXPENSES

               The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Notice, Proxy and Annual Report, materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares of Common Stock listed of record in the names of such banks or brokers as nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies will be undertaken by mail, and may be supplemented by officers and other employees of the Company, using telephone calls and telegrams but no additional compensation will be paid to them.

                              STOCKHOLDER PROPOSALS

               No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than August 15, 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office a reasonable time before the solicitation of proxies for such meeting is made.

               Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is required by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                              AVAILABLE INFORMATION

               Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by Stockholders (including beneficial owners of the Company's Common Stock) upon written request to Raymond M. Brennan, the Company's Secretary, Pick Communications Corp., Wayne Interchange Plaza II, 155 Route 46 West, Wayne, NJ 07470, or on the Commission's web site at http://www.sec.gov.

                                       By Order of the Board of Directors

                                       Raymond M. Brennan,
                                       Secretary

Wayne, New Jersey
September 29, 1998